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                                                                 EXHIBIT 10.05







                        MARTIN MARIETTA MATERIALS, INC.
                     AMENDED OMNIBUS SECURITIES AWARD PLAN

                            ADOPTED:  FEBRUARY 1994
                           AS AMENDED SEPTEMBER 1996


















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SECTION 1.  ESTABLISHMENT AND PURPOSE

     The Martin Marietta Materials, Inc. Amended Omnibus Securities Plan (the "Plan") is an amendment and restatement of the Martin Marietta Materials, Inc. Omnibus Securities Award Plan (the "1994 Plan"), which effectiveness is subject to the adoption of the Plan by the shareholders of the Corporation in a manner that complies with Section 162(m).

     The purpose of this Plan is to benefit the Corporation's shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation.

SECTION 2.  DEFINITIONS

      The following terms, as used herein, shall have the meaning specified:

      "Affiliate" of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

      "Award" means an award granted pursuant to Section 4 hereof.

      "Award Agreement" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

      "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means a committee composed of members of, and designated by, the Board of Directors and consisting solely of persons who are both (i) "non-employee directors" within the meaning of Rule 16b-3, and (ii) "outside directors" within the meaning of Section 162(m), as Rule 16b-3 and Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with both Rule 16b-3 and Section 162.

      "Corporation" means Martin Marietta Materials, Inc.


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      "Covered Employee" means a covered employee within the meaning of Section
      162(m) or the Treasury Regulations promulgated thereunder.

      "Employee" means officers and other key employees of the Corporation but excludes directors who are not also officers or employees of the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for such date, the next following day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole direction, to be appropriate for such valuation.

      "Insider" means any person who is subject to Section 16 of the Exchange
      Act.

      "Participant" means an Employee who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

      "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

      "Section 16" means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

      "Section 162(m)" means Section 162(m) of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

      "Stock" means shares of Common Stock of the Corporation, par value $.01 per share.

      "Subsidiary" means any entity directly or indirectly controlled by the Corporation.

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SECTION 3.  ELIGIBILITY

     Awards may be granted only to exempt salaried Employees of the Corporation or any Subsidiary who are designated from time to time by the Committee.

     No individual who beneficially owns Stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.

SECTION 4.  AWARDS

     The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

     (a) Non-qualified Stock Options. A Non-qualified Stock Option is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

          (i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

          (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Stock issued upon exercise of options, (A) a promissory note of the optionee evidencing the optionee's obligation to make future cash payments to the Corporation, or
               (B) any other form of payment deemed acceptable to the Committee. Promissory notes referred to in clause (A) above shall be payable as determined by the Committee (but in no event later than five years after the date thereof), shall be secured by a pledge of shares of Stock purchased, and shall bear interest at a rate established by the Committee.

     (b)  Incentive Stock Options.  An Incentive Stock Option is an
          Award in the form of an option to purchase Stock that complies with the requirements of Code Section 422 or any successor section.




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          (i)  To the extent that the aggregate Fair Market
               Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-qualified Stock Options. For purposes of the preceding sentence, the term "Incentive Stock Option" shall mean an option to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which option is intended to comply with
               Section 422(b) of the Code.

          (ii) No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by the shareholders, whichever is earlier, or be exercisable more than ten years after the date the Award is made.

          (iii)The exercise price of any Incentive Stock Option shall be no less than Fair Market Value of the Stock subject to the option on the date the Award is made.

          (iv) The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a Non-qualified Stock Option.

     (c)  Stock Appreciation Rights.  A Stock Appreciation Right
          ("SAR") is a right to receive, upon exercise of the right, but without payment by the Participant, an amount payable in cash. The amount payable with respect to each right shall be equal in value to a percent of the excess, if any, of the Fair Market Value of a share of Stock on the exercise date over the Fair Market Value of a share of Stock on the date the Award was made (or, in the case of a right granted with respect to a previously granted Award, the Fair Market Value of the shares that are the subject of the previously granted Award on the date such previous Award was granted). The applicable percent shall be established by the Committee.

      (d) Restricted Stock.  Restricted Stock is Stock of the
          Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine.

      (e) Other Stock-based Incentive Awards. The Committee may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Stock of the Corporation or provide incentive Awards that are valued by reference to the Fair Market Value of Stock of the Corporation (including, but not limited to phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a

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           change of control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

SECTION 5. SHARES OF STOCK AND OTHER STOCK-BASED AWARDS AVAILABLE UNDER PLAN

      (a) Subject to the adjustment provisions of Section 9 hereof, the aggregate number of shares with respect to which Awards payable in securities may be granted under the Plan shall be no more than 2,000,000 and the aggregate number of shares with respect to which Non-qualified Stock Options, Incentive Stock Options or SARs may be granted to any individual Participant shall be no more than 200,000 in any one year. Awards that are cancelled or repriced shall be counted against the 200,000 share per year limit to the extent required by Section 162(m) of the Code.

      (b) Any unexercised or undistributed portion of any terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) shall be available for further Awards in addition to those available under Section 5(a) hereof.

      (c) For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:

           (i) except as provided in (v) of this Section, each option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular option;

           (ii) except as provided in (v) of this Section, each other stock-based Award shall be deemed to be equal to the number of shares to which it relates;

          (iii) except as provided in (v) of this Section, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award.

           (iv) where one or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and


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           (v)  each share awarded or deemed to be awarded under
                the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

           Additional rules for determining the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

      (d) No Stock may be issued pursuant to an Award under the Plan except to the extent that, prior to such issuance, the Corporation shall have acquired shares from its shareholders sufficient to fulfill the requirements of the Plan with respect to such issuance.

SECTION 6. AWARD AGREEMENTS

     Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock, SARs, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

      (a)  Award Agreements shall include the following terms:

           (i) Non-assignability: A provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative.

           (ii) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

           (iii)Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

           (iv) Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied

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                 by withholding the applicable amount and paying the net
                 amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock or other securities may be deducted from the payment to satisfy the obligation in full or in part. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares on the date the Award is exercised.


            (v) Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chairman or the Chief Executive Officer of the Corporation (or his delegate). By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

            (vi) Holding Period:  In the case of an Award to an
                 Insider, (A) of an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or (B) of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; or (C) of a derivative security without a fixed exercise price within the meaning of
                 Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date upon which such price is fixed to the date of disposition of the derivative security (other than by exercise or conversion) or its underlying equity security; provided, however, that this clause (vi) shall not apply to any Award granted on or after August 15, 1996.

            (vii) Exercise and Payment:  The permitted methods of
                 exercising and paying the exercise price with respect to the Award.

      (b)   Award Agreements may include the following terms:

            (i) Replacement, Substitution and Reloading: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange

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                 for the grant of new Awards under similar or different terms
                 (including the grant of reload options), or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

            (ii) Other Terms:  Such other terms as are necessary and
                 appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control, the price and the amount or value of Awards.

SECTION 7.  AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action may, without approval of the shareholders of the Corporation, be effective if shareholder approval would be required to keep the Plan and the Awards made thereunder in compliance with Rule 16b-3 and Section 162(m).

SECTION 8.  ADMINISTRATION

       (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

       (b) The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

       (c) The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock, SARs, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

       (d) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons

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            will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and deemed advisable by the Committee.

       (e) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Section 162(m), so that the Corporation will be entitled, to the extent possible, to deduct compensation paid under the Plan and otherwise to such Covered Employees and will not be subjected to avoidable loss of deductions thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Covered Employees to the extent permitted by law and deemed advisable by the Committee.

       (f) The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 9.  ADJUSTMENT PROVISIONS

       (a) In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of

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            outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award, shall be proportionately increased.

       (b) The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

SECTION 10. CHANGE IN CONTROL

       (a)  In addition to its authority under, and subject to, Section
            5, 7 and 9, in the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of any Award Agreement, the Committee may, in its discretion, take any of the following actions as a result of, or in anticipation of, any such event to assure fair and equitable treatment of Participants:

            (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

            (ii) cancel any outstanding Award made pursuant to this Plan and pay to the holder thereof its equivalent cash value, as determined by the Committee based upon the highest price per share of Stock received or to be received by other shareholders of the Corporation in the Change in Control, as of the date of the Change in Control; or

           (iii) make other adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the
                 rights and interests of Participants   following such Change
                 in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Corporation and all Participants.

       (b) For the purposes of this Section, a "Change in Control" shall mean on or after the effective date of the Plan,

            (i)  The acquisition by any individual, entity or group
                 (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation's financial statements (the "Outstanding Corporation Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally

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                in the election of directors (the "Outstanding Corporation
                Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Corporation or any "affiliate" of the Corporation, within the meaning of 17 C.F.R. Section 230.405 (an "Affiliate"), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses
                (A), (B) and (C) of subsection (iii) of this definition; or

          (ii) Individuals who constitute the Board on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or such corporation resulting from such Business

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                Combination or any Affiliate of such corporation)
                beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation's financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 11.  UNFUNDED PLAN

     The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 12.  LIMITS OF LIABILITY

      (a) Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

      (b) Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 13.  RIGHTS OF EMPLOYEES

      (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

      (b) Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any

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           contract or limit in any way the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 14.  DURATION

     The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan may only be granted until December 31, 2003.

SECTION 15.  GOVERNING LAW

     The Plan shall be governed by the laws of the State of North Carolina.

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